Exhibit 10.3

Execution Version

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of July 14, 2016, by and among Arbor Realty Trust, Inc., a Maryland corporation (the “REIT”), Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM” and together with Arbor Commercial Funding, LLC, the “Seller”) and Ivan Kaufman (“Kaufman”).  Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement, dated as of February 25, 2016, by and between Seller, the Operating Partnership, Arbor Multifamily Lending, LLC (f/k/a ARSR Acquisition Company, LLC) (“AML” and, together with the Operating Partnership, the “Purchaser”) and the REIT (as amended, the “APA”).

WHEREAS, pursuant to the APA the Seller is selling the Included Business to the Purchaser in return for the Purchaser paying to the Seller the Closing Purchase Price and assuming the Assumed Liabilities; and

WHEREAS, the Seller is retaining the Excluded Business and the Excluded Liabilities and shall continue to operate the Excluded Business; and

WHEREAS, the Company and the Seller desire to enter into this Agreement in order to delineate their respective spheres of business following the Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Seller, the parties hereto agree as follows:

1.                                      Definitions.  The following terms have the meanings assigned them:

(a)                                 “Board of Directors” means the independent members of the Board of Directors of the REIT.

(b)                                 “Company” means the REIT and its Subsidiaries.

(c)                                  “Company Target Investments” means the Included Business and commercial mortgage backed securities and permanent and bridge multifamily and commercial real estate mortgage loans, mezzanine loans on multifamily and commercial real estate, preferred equity investments in multifamily and commercial real estate (so long as the terms of such preferred equity investment is not convertible into, or sold as a unit with, common equity or instruments exercisable or convertible into common equity and provides only a return of the principal amount of investment plus a stated return and does not entitle the preferred holder to participate in an unlimited return on its investment in the residual assets of the issuer upon sale or liquidation), whether by origination or purchase.

(d)                                 “Kaufman Business” means any business in which Kaufman owns, directly or indirectly, equity interests sufficient to control such business other than ACM and its Subsidiaries or the Company.

(e)                                  “Seller Target Investments” means the Excluded Business and all other investments of any kind other than Company Target Investments.

(f)                                   “Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

2.                                      Non-Competition.  During the term of this Agreement,

(a)                                 Each of Kaufman and ACM and its Subsidiaries shall not, and Kaufman shall cause each Kaufman Business not to:

(i)                                     directly or indirectly, on their own behalf or on behalf of any other Person, solicit, induce, encourage, recruit, hire or attempt to solicit, encourage or induce any employee of the REIT or its Subsidiaries (including any Transferred Employee) to terminate, alter or cease his, her or its relationship with the REIT or its Subsidiaries; provided, that the foregoing shall not prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at such employees or (B) any solicitation, recruitment or hiring of any such employee who is not employed or retained by the REIT or its Subsidiaries for at least 12 months;

(ii)                                  on their own behalf or on behalf of any other Person, (x) solicit, induce, divert, appropriate or attempt to solicit, induce, divert or appropriate to any Person (A) a Company Target Investment, or (B) a customer of the Company or its Subsidiaries, for the purpose of soliciting such customer for an investment which is a Company Target Investment or (y) refer Company Target Investments from any customer to any Person or be paid commissions based on Company Target Investment sales received from any customer by any Person; or

(iii)                               directly or indirectly, own, operate, join, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, engage in, consult or assist any third party in engaging in, manage, control or participate in or be connected with, as an officer, director, adviser, employee, consultant, partner or agent or perform management, executive or supervisory functions with respect to (whether paid or unpaid), render services or advice to, or allow any of its officers or employees to be connected as an officer, employee, partner, member, stockholder, consultant or otherwise with any Person, which is at the time engaged in a business which is, directly or indirectly, in competition with the business of the REIT, including with respect to Company Target Investments.

(b)                                 The Company shall not:

(i)                                     directly or indirectly, on their own behalf or on behalf of any other Person, solicit, induce, encourage, recruit, hire or attempt to solicit, encourage or induce any employee of (x) the Excluded Business, (y) ACM or its Subsidiaries, or (z) any Kaufman Business (in each case of clauses (x), (y), and (z), other than any Transferred Employees) to terminate, alter or cease his, her or its relationship with the Excluded Business, ACM or its Subsidiaries or such Kaufman Business; provided, that the foregoing shall not prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at such employees or (B) any solicitation, recruitment or hiring of any such employee who is not employed or retained by the Excluded Business or its Subsidiaries for at least 12 months;

(ii)                                  on their own behalf or on behalf of any other Person, (x) solicit, induce, divert, appropriate or attempt to solicit, induce, divert or appropriate to any Person (A) a Seller Target Investment, or (B) a customer of the Excluded Business, ACM or its Subsidiaries or Kaufman or any Kaufman Business (other than the REIT and its Subsidiaries), for the purpose of soliciting such customer for an investment which is a Seller Target Investment or (y) refer Seller Target Investments from any customer to any Person or be paid commissions based on Seller Target Investment sales received from any customer by any Person; or

(iii)                               directly or indirectly, own, operate, join, render financial assistance to, receive any economic benefit from, exert any influence upon, participate in, engage in, consult or assist any third party in engaging in, manage, control or participate in or be connected with, as an officer, director, adviser, employee, consultant, partner or agent or perform management, executive or supervisory functions with respect to (whether paid or unpaid), render services or advice to, or allow any of its officers or employees to be connected as an officer, employee, partner, member, stockholder, consultant or otherwise with any Person, which is at the time engaged in a business which is, directly or indirectly, in competition with the business of the Excluded Business, ACM, Kaufman or any Kaufman Business with respect to Seller Target Investments.

(c)                                  Nothing stated herein shall be interpreted to prohibit or preclude Kaufman from serving as a director or officer of the REIT and its Subsidiaries or limit Kaufman’s authority and ability to manage the Company, ACM or any of their respective Subsidiaries and to supervise, review or terminate any employees of each of the Company, ACM, or any of their respective Subsidiaries.  Subject to compliance with the terms of Section 2(a) herein, the parties agree that the Kaufman Businesses and the Seller Target Investments are outside the scope of the Company’s sphere of business and therefore shall not be deemed to be a corporate opportunity of the Company.

(d)                                 As of the date hereof, Kaufman and ACM represent and warrant to the REIT that the Excluded Business and the Kaufmann Businesses do not, directly or indirectly, compete with the business of the REIT as currently conducted and are not engaged in any actions that would violate Section 2(a)(iii) above.

3.                                      Term.  Subject to the provisions set forth below, this Agreement shall remain in full force and effect from the date hereof until two (2) years following the date that both (a) Kaufman is no longer the chief executive officer of the REIT and (b) the fully diluted beneficial ownership of the common stock of the REIT collectively held by ACM and Kaufman and their respective Affiliates (including for the avoidance of doubt any OP Units of the Operating Partnership held by ACM and Kaufman and their respective Affiliates) falls below 10%.

4.                                      Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

5.                                      Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party (including the Special Committee on behalf of the REIT or, if the Special Committee no longer exists, the Audit Committee of the Board of Directors).

6.                                      Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

a)             if to ACM or Kaufman, to:

Arbor Commercial Mortgage, LLC
333 Earle Ovington Boulevard
Suite 900
Uniondale, NY 11553
Attention:                                         Ivan Kaufman, CEO

with a copy (which shall not constitute notice) to:

Arbor Commercial Mortgage, LLC
333 Earle Ovington Boulevard
Suite 900
Uniondale, NY 11553
Attention:                                         John Bishar, Esq.

and

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention:                                         Martin Nussbaum

b)             if to the Company, to:

Arbor Realty Trust, Inc.
c/o The Special Committee of the Board of Directors
333 Earle Ovington Boulevard
Suite 900
Uniondale, NY 11553
Attention:                                         William C. Green

Melvin F. Lazar

Karen K. Edwards

Stanley Kreitman

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention:                                         Steven A. Seidman, Esq.
                                                                                                Sean M. Ewen, Esq.

7.                                      Entire Agreement.  This Agreement, the Asset Purchase Agreement (including the Exhibits and Schedules attached hereto), the other Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.  Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

8.                                      No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

9.                                      Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than section 5 1401 of the New York General Obligations Law).

10.                               Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.                               Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties (including the Special Committee or, if the Special Committee no longer exists, the Audit Committee of the Board of Directors), and any such assignment without such prior written consent shall be null and void; provided, however, that the REIT or the Operating Partnership may assign this Agreement to any Affiliate of the REIT without the prior consent of ACM or Kaufman; provided further that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

12.                               Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

13.                               Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.                               Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

15.                               Facsimile Signature.  This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Arbor Realty Trust, Inc.,
a Maryland corporation

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Executive Vice President

Arbor Realty Limited Partnership,
a Delaware limited liability partnership

By:	Arbor Realty GPOP, Inc.
a Delaware corporation, its general partner

By:	/s/ Paul Elenio
Name:	Paul Elenio
Title:	Executive Vice President

By:	Arbor Commercial Mortgage, LLC
a New York limited liability company

By:	/s/ Ivan Kaufman
Name:	Ivan Kaufman
Title:	Chief Executive Officer

/s/ Ivan Kaufman
Ivan Kaufman

[Signature Page to Non-Competition Agreement]